RenaissanceRe Reports Operating Income of $186.7 Million for the First Quarter of 2007 or $2.57 Per Common Share.

Net Income of $190.8 Million for the First Quarter of 2007 or $2.63 Per Common Share.

Annualized ROE of 29.7% for the First Quarter of 2007.

Pembroke, Bermuda, May 1, 2007 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported $186.7 million in first quarter operating income available to common shareholders compared to $195.7 million in the first quarter of 2006.  Operating income excludes net realized investment gains of $4.1 million and net realized investment losses of $16.8 million in the first quarters of 2007 and 2006, respectively.  Operating income per diluted common share was $2.57 in the first quarter of 2007, compared to $2.73 in the first quarter of 2006.  Net income available to common shareholders was $190.8 million or $2.63 per diluted common share in the quarter, compared to net income available to common shareholders of $179.0 million or $2.49 per diluted common share for the same quarter of 2006.

Neill A. Currie, CEO, commented: “We are pleased to report another highly profitable quarter with an annualized operating ROE of 29% and over 6% growth in book value per share in the quarter.  We generated solid underwriting profits, despite European windstorm Kyrill, and our investment portfolio generated strong returns for the quarter.  We are maintaining our disciplined underwriting given current market conditions, but finding good opportunities in our core markets to build upon an already attractive portfolio of risks.”

FIRST QUARTER 2007 RESULTS

Underwriting Results

Gross premiums written for the first quarter of 2007 were $632.7 million, a $115.7 million decrease from the first quarter of 2006.  The decrease in gross premiums written was primarily driven by softer markets in both our Reinsurance and Individual Risk segments compared to the first quarter of 2006.  As described in more detail below, the Company generated $124.4 million of underwriting income and had a combined ratio of 65.6% in the first quarter of 2007, compared to $162.7 million of underwriting income and a 53.7% combined ratio in the first quarter of 2006.  The decrease in underwriting income in 2007 was principally driven by European Windstorm Kyrill (“Kyrill”), which negatively impacted underwriting income by $70.9 million and added 21.1 percentage points to the Company’s consolidated net claims and claim expense ratio.  During the first quarter of 2007, the Company recorded $45.3 million of net negative impact from Kyrill.  Net negative impact includes the sum of net claims and claim expenses incurred, reinstatement premiums earned and minority interest.  The net negative impact is all attributable to the Company’s Reinsurance segment.  The Company experienced $47.1 million of favorable development on prior year reserves in the first quarter of 2007, compared to $41.9 million of favorable development in the first quarter of 2006.

Reinsurance Segment

Gross premiums written for the Company’s Reinsurance segment decreased $67.8 million to $516.0 million in the first quarter of 2007, compared to $583.8 million in the first quarter of 2006, due to a reduction in the Company’s property catastrophe and specialty reinsurance premiums.

The Reinsurance segment generated $116.1 million of underwriting income and had a combined ratio of 54.4% in the first quarter of 2007, compared to $135.6 million of underwriting income and a 36.4% combined ratio in the first quarter of 2006.  The first quarter 2007 underwriting income was negatively impacted by $70.9 million related to Kyrill which added 30.4 percentage points to the Reinsurance segment net claims and claim expense ratio in the first quarter of 2007.  The Reinsurance segment experienced $30.3 million of favorable development on prior year reserves in the first quarter of 2007, compared to $39.0 million of favorable development in the first quarter of 2006.  The favorable development in the first quarter of 2007 was principally attributable to lower than expected claims emergence in the Company’s specialty reinsurance unit.

Individual Risk Segment

Gross premiums written for the Company’s Individual Risk segment decreased $47.4 million to $123.3 million in the first quarter of 2007, compared to $170.7 million in the first quarter of 2006.  The decrease was primarily due to the fact that the Company terminated certain personal lines property quota share contracts in the second quarter of 2006, which, as a result, were included in the Individual Risk segment premiums for the first quarter of 2006, but are not included in the first quarter of 2007.

The Individual Risk segment generated $8.3 million of underwriting income and had a combined ratio of 92.3% in the first quarter of 2007, compared to $27.1 million of underwriting income and an 80.4% combined ratio in the first quarter of 2006.  The decrease in underwriting income in the first quarter of 2007 compared to the first quarter of 2006 was primarily due to a decrease in net earned premiums of $30.5 million and a higher net claims and claim expense ratio and underwriting expense ratio.  The Individual Risk segment experienced favorable development of $16.8 million and $2.9 million on prior year reserves in the first quarters of 2007 and 2006, respectively, principally attributable to lower than expected claims emergence.

Other Items

•

Net investment income for the first quarter of 2007 was $108.0 million, compared to $80.4 million for the same quarter in 2006 as a result of strong returns and higher average invested assets in the Company’s portfolio of fixed maturity investments available for sale and short term investments.  In addition, other investments, which include the Company’s hedge fund and private equity investments, generated $37.0 million of net investment income in the first quarter of 2007 compared with $26.7 million in the first quarter of 2006.

•

During the first quarter of 2007, the Company incurred $1.5 million of other than temporary impairments on the Company’s fixed maturity investments available for sale, compared to $18.8 million in the first quarter of 2006.

•

On January 16, 2007, the Company redeemed all of its issued and outstanding Series A Preference Shares for $150.0 million plus accrued and unpaid dividends.

•

On March 1, 2007, the Company’s Capital Trust redeemed all of its issued and outstanding 8.54% trust preferred Capital Securities and the Company redeemed all of its underlying 8.54% junior subordinated debentures held by the Capital Trust.  In connection with this redemption, the Company paid a redemption premium of $3.6 million, which is reflected in interest expense.

•

The Company’s cash flows from operations were $150.6 million for the first quarter of 2007, compared to $146.1 million for the first quarter of 2006.

This press release includes certain non-GAAP financial measures including “operating income”, “operating income per common share – diluted”, “operating return on average common equity - annualized” and “managed catastrophe premium”.  A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

Please refer to the Investors section of the Company's website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.

RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, May 2, 2007 at 8:30 a.m. (ET) to discuss this release.  Live broadcast of the conference call will be available through the Investor Section of RenaissanceRe’s website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by our subsidiary RenaissanceRe Ventures Ltd., and (2) Individual Risk, which includes primary insurance and quota share reinsurance.

Cautionary Statement under "Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company's future business prospects.  These statements may be considered "forward-looking."  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2006.

INVESTOR CONTACT:

MEDIA CONTACT:

Todd R. Fonner

David Lilly or Dawn Dover

Senior Vice President

Kekst and Company

RenaissanceRe Holdings Ltd.

(212) 521-4800

(441) 239-4801

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Statements of Operations

For the three months ended March 31, 2007 and 2006

(in thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three months ended
	March 31, 2007	March 31, 2006
Revenues
Gross premiums written	$632,729	$748,392
Net premiums written	$571,027	$697,835
Increase in unearned premiums	(208,409)	(346,163)
Net premiums earned	362,618	351,672
Net investment income	108,015	80,434
Net foreign exchange gains	5,167	3,023
Equity in earnings of other ventures	10,701	6,552
Other loss	(2,203)	(1,679)
Net realized gains (losses) on investments	4,085	(16,756)
Total revenues	488,383	423,246
Expenses
Net claims and claim expenses incurred	145,992	99,178
Acquisition expenses	63,729	68,814
Operational expenses	28,524	20,931
Corporate expenses	7,004	5,739
Interest expense	11,979	9,301
Total expenses	257,228	203,963
Income before minority interest and taxes	231,155	219,283
Minority interest - DaVinciRe	(29,107)	(31,457)
Income before taxes	202,048	187,826
Income tax expense	(107)	(183)
Net income	201,941	187,643
Dividends on preference shares	(11,136)	(8,663)
Net income available to common shareholders	$190,805	$178,980
Operating income available to common shareholders per Common Share - diluted (1)	$2.57	$2.73
Net income available to common shareholders per Common Share - basic	$2.68	$2.52
Net income available to common shareholders per Common Share - diluted	$2.63	$2.49
Average shares outstanding - basic	71,281	70,935
Average shares outstanding - diluted	72,514	71,786
Net claims and claim expense ratio	40.2%	28.2%
Underwriting expense ratio	25.4%	25.5%
Combined ratio	65.6%	53.7%
Operating return on average common equity - annualized (1)	29.1%	42.7%
(1)	Excludes net realized gains and losses on investments (see - “Comments on Regulation G”)

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Balance Sheets

(in thousands of U.S. dollars, except per share amounts)

	At
	March 31, 2007	December 31, 2006
	(Unaudited)	(Audited)
Assets
Fixed maturity investments available for sale, at fair value	$3,155,864	$3,111,930
Short term investments, at cost	2,183,564	2,410,971
Other investments, at fair value	620,576	592,829
Investments in other ventures, under equity method	239,021	227,075
Total investments	6,199,025	6,342,805
Cash and cash equivalents	270,608	214,399
Premiums receivable	538,720	419,150
Ceded reinsurance balances	116,020	133,971
Losses recoverable	248,599	301,854
Accrued investment income	41,881	41,234
Deferred acquisition costs	124,282	106,918
Receivable for investments sold	109,554	61,061
Other assets	138,427	147,634
Total assets	$7,787,116	$7,769,026
Liabilities, Minority Interest and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$2,109,864	$2,098,155
Reserve for unearned premiums	768,882	578,424
Debt	450,000	450,000
Subordinated obligation to capital trust	—	103,093
Reinsurance balances payable	232,832	395,083
Payable for investments purchased	138,110	88,089
Other liabilities	104,300	125,401
Total liabilities	3,803,988	3,838,245
Minority interest - DaVinciRe	679,568	650,284
Shareholders’ Equity
Preference shares	650,000	800,000
Common shares	72,289	72,140
Additional paid-in capital	279,979	284,123
Accumulated other comprehensive income	27,420	25,217
Retained earnings	2,273,872	2,099,017
Total shareholders’ equity	3,303,560	3,280,497
Total liabilities, minority interest and shareholders’ equity	$7,787,116	$7,769,026
Book value per common share	$36.71	$34.38
Common shares outstanding	72,289	72,140

RenaissanceRe Holdings Ltd. and Subsidiaries

Unaudited Supplemental Financial Data - Segment Information

(in thousands of U.S. dollars)

	Three months ended March 31, 2007
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$515,967	$123,316	$(6,554)	$—	$632,729
Net premiums written	$476,219	$94,808		—	$571,027
Net premiums earned	$254,779	$107,839		—	$362,618
Net claims and claim expenses incurred	92,127	53,865		—	145,992
Acquisition expenses	28,362	35,367		—	63,729
Operational expenses	18,191	10,333		—	28,524
Underwriting income	$116,099	$8,274		—	124,373
Net investment income				108,015	108,015
Equity in earnings of other ventures				10,701	10,701
Other loss				(2,203)	(2,203)
Interest and preference share dividends				(23,115)	(23,115)
Minority interest - DaVinciRe				(29,107)	(29,107)
Other items, net				(1,944)	(1,944)
Net realized gains on investments				4,085	4,085
Net income available to common shareholders				$66,432	$190,805
Net claims and claim expenses incurred - current accident year	$122,406	$70,659			$193,065
Net claims and claim expenses incurred - prior accident years	(30,279)	(16,794)			(47,073)
Net claims and claim expenses incurred - total	$92,127	$53,865			$145,992
Net claims and claim expense ratio - current accident year	48.0%	65.5%			53.2%
Net claims and claim expense ratio - prior accident years	(11.9%)	(15.6%)			(13.0%)
Net claims and claim expense ratio - calendar year	36.1%	49.9%			40.2%
Underwriting expense ratio	18.3%	42.4%			25.4%
Combined ratio	54.4%	92.3%			65.6%
(1) Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

	Three months ended March 31, 2006
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$583,774	$170,724	$(6,106)	$—	$748,392
Net premiums written	$548,457	$149,378		—	$697,835
Net premiums earned	$213,373	$138,299		—	$351,672
Net claims and claim expenses incurred	36,680	62,498		—	99,178
Acquisition expenses	28,506	40,308		—	68,814
Operational expenses	12,544	8,387		—	20,931
Underwriting income	$135,643	$27,106		—	162,749
Net investment income				80,434	80,434
Equity in earnings of other ventures				6,552	6,552
Other loss				(1,679)	(1,679)
Interest and preference share dividends				(17,964)	(17,964)
Minority interest - DaVinciRe				(31,457)	(31,457)
Other items, net				(2,899)	(2,899)
Net realized losses on investments				(16,756)	(16,756)
Net income available to common shareholders				$16,231	$178,980
Net claims and claim expenses incurred - current accident year	$75,713	$65,367			$141,080
Net claims and claim expenses incurred - prior accident years	(39,033)	(2,869)			(41,902)
Net claims and claim expenses incurred - total	$36,680	$62,498			$99,178
Net claims and claim expense ratio - current accident year	35.5%	47.3%			40.1%
Net claims and claim expense ratio - prior accident years	(18.3%)	(2.1%)			(11.9%)
Net claims and claim expense ratio - calendar year	17.2%	45.2%			28.2%
Underwriting expense ratio	19.2%	35.2%			25.5%
Combined ratio	36.4%	80.4%			53.7%
(1) Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

RenaissanceRe Holdings Ltd. and Subsidiaries

Unaudited Supplemental Financial Data

(in thousands of U.S. dollars)

	Three months ended
Reinsurance Segment	March 31, 2007	March 31, 2006
Renaissance catastrophe premiums	$240,027	$283,797
Renaissance specialty premiums	107,590	121,843
Total Renaissance premiums	347,617	405,640
DaVinci catastrophe premiums	158,937	156,913
DaVinci specialty premiums	9,413	21,221
Total DaVinci premiums	168,350	178,134
Total Reinsurance premiums	$515,967	$583,774
Total specialty premiums	$117,003	$143,064
Total catastrophe premiums	$398,964	$440,710
Catastrophe premiums written on behalf of our joint venture, Top Layer Re (1)	36,903	25,785
Catastrophe premiums assumed from the Individual Risk segment	(6,554)	(6,106)
Total managed catastrophe premiums (2) (3)	$429,313	$460,389

(1)	Top Layer Re is accounted for under the equity method of accounting.
(2)

Managed catastrophe premiums include negative premiums written of $6.4 million and $nil for the three months ended March 31, 2007 and 2006, respectively, on behalf of fully-collateralized joint ventures, Starbound Reinsurance Limited and Timicuan Reinsurance Limited.

(3)	See Comments on Regulation G.

	Three months ended
Individual Risk Segment	March 31, 2007	March 31, 2006
Commercial multi-line	$59,141	$66,827
Commercial property	42,505	54,002
Personal lines property	21,670	49,895
Total Individual Risk premiums	$123,316	$170,724

Comments on Regulation G

In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.

The Company uses “operating income” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income” as used herein differs from “net income available to common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized gains and losses on investments. In addition, the Company's management believes that “operating income” is useful to investors because it more accurately measures and predicts the Company's results of operations by removing the variability arising from fluctuations in the Company’s investment portfolio, which is not considered by management to be a relevant indicator of business operations. The Company also uses “operating income” to calculate “operating income per common share – diluted” and “operating return on average common equity – annualized.” The following is a reconciliation of: 1) net income available to common shareholders to operating income available to common shareholders; 2) net income available to common shareholders per common share – diluted to operating income available to common shareholders per common share – diluted; and 3) return on average common equity, annualized to operating return on average common equity, annualized:

	Three months ended
(In thousands of U.S. dollars, except for per share amounts)	March 31, 2007	March 31, 2006
Net income available to common shareholders	$190,805	$178,980
Adjustment for net realized (gains) losses on investments	(4,085)	16,756
Operating income available to common shareholders	$186,720	$195,736
Net income available to common shareholders per common share	$2.63	$2.49
Adjustment for net realized (gains) losses on investments	(0.06)	0.24
Operating income available to common shareholders per common share - diluted	$2.57	$2.73
Return on average common equity - annualized	29.7%	39.0%
Adjustment for net realized (gains) losses on investments	(0.6%)	3.7%
Operating return on average common equity - annualized	29.1%	42.7%

The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures, excluding catastrophe premiums assumed from the Company’s Individual Risk segment. “Managed catastrophe premiums” differ from total catastrophe premiums, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting and the exclusion of catastrophe premiums assumed from the Company’s Individual Risk segment. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe reinsurance premiums assumed by the Company through its consolidated subsidiaries and related joint ventures.